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                                     BY-LAWS

                                       of

                          BOYLSTON STREET THEATRE CORP.

                                   ARTICLE I.
                                  STOCKHOLDERS

         Section 1. Annual Meeting. The annual meeting of stockholders shall be held on the fourth Friday in April in each year, except that, when that day falls on a legal holiday, the meeting shall be held on the next succeeding business day, at ten o'clock in the forenoon, unless a different hour is fixed by the Directors or the President and stated in the notice of the meeting. Purposes for which an annual meeting is to be held in addition to those prescribed by law, by the Articles of organization or by these By-Laws may be specified by the Directors or by a writing signed by the President and filed with the Clerk. In the event an annual meeting has not been held on the date fixed herein, a special meeting in lieu of annual meeting may be held with all the force and effect of an annual meeting.

         Section 2. Special Meetings. Special meetings of stockholders may be called by the President or by the Directors, and shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least one-tenth part in interest of the capital stock entitled to vote thereat. Such call shall state the place, date, hour and purposes of the meeting.

         Section 3. Place of Meetings. All meetings of stockholders shall be held at the principal office of the corporation or at such other place within, or to the extent permitted by the Articles of organization, without the Commonwealth of Massachusetts, as may be fixed by the Directors or by the President and stated in the notice of the meeting.

         Section 4. Notice of Meetings. A written notice of the place, date, hour and purposes of all meetings of the stockholders shall be given by the Clerk or an Assistant Clerk or, in case of the

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death, absence, incapacity or refusal of the Clerk and of the Assistant Clerk, by any other officer or by a person designated either by the Clerk or by the person or persons calling the meeting, or by the Directors, or by any other person empowered to do so by law, at least seven days before the meeting or such greater period as may be prescribed by law, to each stockholder entitled to vote thereat and to each stockholder who, by law, by the Articles of organization or by these By-Laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. A written waiver of notice of a meeting executed before or after the meeting by such stockholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

         Section 5. Quorum. A majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum for such meeting, but a lesser interest may by majority vote adjourn the meeting from time to time and the meeting may be held as adjourned without further notice.

         Section 6. Voting. Stockholders entitled to vote shall have one vote for each share of stock owned by them and a proportionate vote for a fractional share.

         Section 7. Proxies. Stockholders may vote in person or by proxy. Proxies shall be filed with the Clerk of the meeting before being voted. No proxy dated more than six months before the meeting named therein shall be valid and no proxy shall be valid after the final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

         Section 8. Action at meeting. When a quorum is present at any meeting, the vote or concurrence of a majority in interest of the stock present or represented and entitled to vote thereat shall be required to decide any matter or take any action, except to the extent that a greater proportion is required by law, or the Articles of Organization or these By-Laws.


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         Section 9. Action without Meeting. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

                                   ARTICLE II.
                               BOARD OF DIRECTORS

         Section 1. Powers. The business of the corporation shall be managed by a Board of Directors who may exercise all the powers of the corporation except such as by law, by the Articles of Organization or by the By-Laws of the corporation are conferred upon or reserved to the stockholders. The Board of Directors may at any time, and from time to time, offer for sale, sell and issue the whole or any part of the unissued capital stock of the corporation authorized by the Articles of organization of the corporation or by any amendment thereof to such person or persons, trusts, corporations or other legal entities, for such cash or other lawful consideration for which stock may be issued and on such terms as said Board may determine and, subject to the applicable provisions of law, may allocate any such consideration between the capital and surplus of the corporation in such proportions as said Board may determine.

         Section 2. Number. There shall be not less than three Directors, except that whenever there shall be only two stockholders the number of Directors shall be not less than two and whenever there shall be only one stockholder the number of Directors shall be not less than one. Subject to the provi sions of the foregoing sentence, the number of Directors for each corporate year shall be fixed by vote at the meeting at which they are elected, but the stockholders may at any special meeting held for the purpose during any such year increase or decrease the number of Directors thus fixed and elect new Directors to complete the number so fixed or remove Directors to reduce the number of Directors to the number so fixed. No Director need be a stockholder.

         Section 3. Election. The Directors shall be elected at the annual meeting of the stockholders or the special meeting in lieu of said annual meeting by such stockholders as have the right to vote


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thereon. Elections of Directors shall be by ballot if so requested by any stockholder entitled to vote thereon.

         Section 4. Tenure. Subject to law, to the Articles of Organization and to the other provisions of these By-Laws, each Director shall hold office until the next annual meeting of the stockholders and until his successor is chosen and qualified. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the President or Clerk. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         Section 5. Regular Meetings. Regular meetings of the Directors may be held without call or notice at such place and at such times as the Directors may from time to time determine. A regular meeting of the Directors following the annual meeting of the stockholders or the special meeting. in lieu of such meeting may be held without call or notice immediately after and at the same place as the meeting of the stockholders.

         Section 6. Special Meetings. Special meetings of the Directors may be held at any time and at any place when called by the President, the Treasurer, or one or more Directors.

         Section 7. Notice of Meetings. A written notice of the place, date and hour of all special meetings of the Directors shall be given by the Clerk or an Assistant Clerk or by the officer or the Director or Directors calling the meeting, to each Director by mail or telegram addressed to such Director at his usual or last known business or residence address, or at such other address as said Director may from time to time designate in writing, or by leaving such notice with him or at his usual or last known business or residence address, or at such other address as said Director may from time to time designate in writing. Notice also may be given by telephone. Notice sent by mail shall be mailed at least forty-eight hours before the meeting. Notice sent by telegram or given by telephone or by leaving such notice as aforesaid shall be sent or given, as the case may be, at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Director if a waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto, or at its commencement, the lack of notice to him.



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         Section 8. Quorum. A majority of the number of Directors constituting the full Board of Directors as fixed by the stockholders shall constitute a quorum for a meeting but a lesser number may by majority vote adjourn the meeting from time to time and the meeting may be held as adjourned without further notice.

         Section 9. Action at Meeting. When a quorum is present at any meeting, the vote or concurrence of a majority of the number of Directors present shall be required to decide any matter or take any action except to the extent that a greater proportion is required by law, or the Articles of Organization or these By-Laws.

         Section 10. Action without Meeting. Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of Directors. Such consents shall be treated for all purposes as a vote at a meeting.

         Section 11. Committees. The Directors may elect from their number an executive committee or other committees and may delegate thereto some or all of their powers except those which by law, the Articles of organization or these By-Laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make the rules for the conduct of its business, but, unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the Directors.

         Section 12. Telephonic Meetings. A quorum of Directors may participate in a meeting by means of a conference telephone call or use of similar communications equipment, provided that all Directors participating in such a meeting can hear each other. Such participation shall constitute presence in person at a meeting. All of the provisions of these By-Laws pertaining to meeting procedure shall apply to such meetings.


                                  ARTICLE III.
                                    OFFICERS


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         Section 1. Designation. The officers shall be a President, a Treasurer, a Clerk and such other officers, including one or more Vice Presidents, Assistant Treasurers, Assistant Clerks and secretary, as the Directors may determine. No officer need be a stockholder.

         Section 2. Election. The President, Treasurer and Clerk shall be elected by the Directors at their first meeting following the annual meeting of the stockholders. Other officers may be chosen by the Directors at such meeting or at any other meeting.

         Section 3. Qualification. The President may, but need not, be a Director. The Clerk shall be a resident of the Commonwealth of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process. So far as is permitted by law, any two or more offices may be held by the same person.

         Section 4. Tenure. Subject to law, to the Articles of Organization and to the other provisions of these By-Laws, the President, Treasurer and Clerk shall each hold office until the first meeting of the Directors following the annual meeting of the stockholders and thereafter until his successor is chosen and qualified. All other officers shall each hold office until the first meeting of the Directors following the annual meeting of the stockholders and thereafter until his successor is chosen and qualified unless a shorter term is specified in the vote choosing or appointing him.

         Subject to law, to the Articles of Organization and to these By-Laws, each officer shall have in addition to the duties and powers herein set forth such duties and powers as are commonly incident to his office and such duties and powers as the Directors may from time to time designate. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Clerk and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         Section 5. President and Vice Presidents. The President shall be the chief executive officer of the corporation and shall, subject to the direction of the Directors, have general supervision and control of its business. Unless otherwise provided by the Directors, he shall preside, when present, at all meetings of stockholders and of the Directors. The President shall have the custody of the Treasurer's bond if such a bond is required by the Directors. Any Vice President shall have such duties and powers as the Directors may from time to time designate.


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         Section 6. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have care and custody of all funds, securities and valuable documents of the corporation except as the Directors may otherwise provide. If required by the Directors, he shall give bond for the faithful performance of his duties in such form and with such sureties as the Directors may determine. Any Assistant Treasurer shall have such duties and powers as the Directors may from time to time designate.

         Section 7. Clerk and Assistant Clerks. The Clerk shall keep the original or attested copies of the Articles of organization, these By-Laws, records of all meetings of Incorporators, all meetings and consents in lieu of meetings of stockholders and, unless a transfer agent is appointed, the stock and transfer records which shall contain the names of all stockholders and the record address and amount of stock held by each. Such copies and records shall be kept in this Commonwealth and shall be open at all reasonable times for inspection by the stockholders of the corporation at the principal office of the corporation or at an office of its transfer agent or its Clerk or its resident agent. Said copies and records need not be kept in the same office. In case a Secretary is not elected, the Clerk shall also keep records of all meetings and consents in lieu of meetings of the Directors. The Assistant Clerk, if any, shall record the proceedings of any meeting of stockholders and, if a Secretary is not elected, of any meeting of the Directors at which the Clerk is not present, and shall have such additional powers and duties as the Directors may designate. In the absence of the Clerk and the Assistant Clerk, if any, from any meeting of stockholders or from any meeting of the Directors, if a Secretary is not elected, a Temporary Clerk shall be chosen who shall perform the duties of the Clerk.

         Section 8. Secretary. If a Secretary is elected, he shall keep a record of the meetings of the Directors. In the absence of such Secretary from any meeting of the Directors, a Temporary Secretary shall be chosen who shall perform the duties of the Secretary.





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                                   ARTICLE IV.
                                    REMOVALS

         Directors may be removed from office with or without cause by the stockholders. Officers elected or appointed by the Directors may be removed from their respective offices with or without cause by the Directors. Any Director may be removed from office for cause by the Directors. A Director or officer may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him. The Directors may terminate the authority of any agent.

                                   ARTICLE V.
                                    VACANCIES

         If the office of any Director becomes vacant for any reason, a successor or successors may be elected by the stockholders or, except in the case of a vacancy resulting from the enlargement of the Board of Directors, by the Directors. In the case of a vacancy in the office of Director resulting from the enlargement of the Board of Directors, a new Director may be elected by the stockholders only. In the case of a vacancy in any other office for any reason, the Directors may elect or appoint a successor or successors. Each such successor elected by the stockholders or elected or appointed by the Directors, as the case may be, shall hold office for the unexpired term, subject to the provisions of ARTICLE IV of these By-Laws.

                                  ARTICLE VI.
                     COMPENSATION OF DIRECTORS AND OFFICERS

         By vote of the Board of Directors, each Director may be paid for expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a stated salary as Director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation




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therefor. The salaries of officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

                                  ARTICLE VII.
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Any person threatened with or made a party to any action, suit or other proceeding by reason of the fact that he, his testator or intestate, is or was a Director, officer, employee or other agent of the corporation or is or was a Director, officer, employee or other agent of another organization in which the corporation directly or indirectly owns or owned shares or of which the corporation is or was a creditor and in which he, his testator or intestate, served at the request of the corporation, shall be indemnified by the corporation against all liabilities and expenses, including counsel fees reasonably incurred by him in connection therewith, except that no indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation; provided, however, as to matters disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, no reimbursement, either for said payment or for any other expenses in connection with the matter so disposed of, shall be provided unless such compromise shall be approved

         (a) by a disinterested majority of the Directors then in office, or
         (b) if a majority of the Directors are interested, by a majority of the disinterested Directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such Director or officer does not appear not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or
         (c) by the holders of a majority of the outstanding stock at the time entitled to vote for Directors, not counting as outstanding any stock owned by any interested person.


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The Board of Directors may from time to time authorize the payment by the corporation of expenses incurred by any such person in defending any such action, suit or other proceeding in advance of the final disposition of such action, suit or other proceeding, upon receipt of an undertaking from such person to repay such payment if he shall be adjudicated to be not entitled to indemnification under this ARTICLE VII or if the matter involved shall be disposed of by a compromise payment with respect to which he shall not be entitled to indemnification under this ARTICLE VII.

                                  ARTICLE VIII.
                        POWERS OF DIRECTORS AND OFFICERS
                        TO CONTRACT WITH THE CORPORATION

         No contract or transaction between the corporation and one or more of its Directors or officers, or between the corporation and any other corporation, firm, association or other entity in which one or more of its Directors or officers are Directors or officers or are financially interested, shall be either void or voidable for this reason alone provided that such common directorship, officership or financial interest, if material, is disclosed or known to each of the Directors voting or concurring on the matter of the approval of such contract or transaction. Common or interested Directors may be counted in determining the presence of a quorum at such meeting, and such common or interested Directors may vote on the matter of the approval of such contract or transaction, provided that any such vote shall require the affirmative vote of a majority of the Directors who have no interest in such contract or transaction, even though the disinterested Directors be less than a quorum.

                                   ARTICLE IX.
                                  CAPITAL STOCK

         Section 1. Certificates of Stock. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares, including a fractional share, if any, held by him, in such form as shall in conformity to law be prescribed from time to time by the Directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer and sealed with the corporate seal. Such signatures or the seal



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of the corporation, or either or both the signatures and such seal, may be facsimiles if the certificate is signed by a transfer agent or by a registrar other than a Director, officer or employee of the corporation. It shall be the duty of each stockholder to notify the corporation of his post office address.

         Section 2. Transfers. Subject to the restrictions, if any, in the Articles of Organization, transfers of shares of the corporation shall be made only on the stock record books of the corporation by the holder of record thereof or by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Clerk of the corporation and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

         Section 3. Record Date. The Directors may fix in advance a time of not more than sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case, only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date, the Directors may for any such purposes close the transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed, the record date for determining stockholders having the right to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

         Section 4. Replacement of Certificate. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof upon such terms and conditions as the Directors may prescribe in conformity to law.

                                   ARTICLE X.


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                                      SEAL

         The seal of the corporation shall, subject to alteration by the Directors, consist of a flat-faced circular die with the name of the corporation, the word "Massachusetts" and the year of its incorporation.

                                   ARTICLE XI.
                            EXECUTION OF INSTRUMENTS

         Except as the Directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation, shall be signed by the President or the Treasurer.

                                  ARTICLE XII.
                              VOTING OF SECURITIES

         Except as the Directors may otherwise designate, the President or the Treasurer may waive notice of, and attend and vote at, any meeting of stockholders or shareholders of any other corporation or organization in which this corporation holds stock or shares and may consent in writing to any action of the stockholders or shareholders of any such corporation or organization, and may appoint any person or persons to act as proxy or attorney-in-fact for this corporation, with or without power of substitution, to do any of such acts.

                                  ARTICLE XIII.
                                   FISCAL YEAR

         Except as from time to time otherwise determined by the Directors, the fiscal year of the corporation shall end on the thirty-first day of December in each year.


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                                  ARTICLE XIV.
                                   AMENDMENTS

         These By-Laws may be altered, amended or repealed at any meeting of the stockholders. If so authorized by the Articles of Organization, the Directors may make, amend, or repeal these By-Laws in whole or in part, except that no amendment may be made by the Directors which alters the provisions of these By-Laws with respect to removal of Directors or the election of committees by Directors and delegation of powers thereto, or amendment of these By-Laws, or with respect to any provision thereof which by law, the Articles of organization or these By-Laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-Law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending By-Laws. Any By-Law adopted by the Directors may be amended or repealed by the stockholders.






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